 As filed with the Securities and Exchange Commission on February 27, 2025

Registration No. 333-239711

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO:

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MATCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2712887
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1400

 Dallas, TX 75231

 Telephone: (214) 576-9352

(Address of Principal Executive Offices, Including Zip Code)

Match Group, Inc. Amended and Restated 2017 Stock and Annual Incentive Plan

Match Group, Inc. 2024 Stock and Annual Incentive Plan

(Full title of the plan)

Sean Edgett

8750 North Central Expressway, Suite 1400

Dallas, TX 75231

Telephone: (214) 576-9352

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Richard D. Truesdell, Jr.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Match Group, Inc. (the “Registrant”) previously filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-239711) on July 6, 2020 (the “Prior Registration Statement”) to register 23,851,917 shares of common stock, par value $0.001 per share, of the Registrant (“Common Stock”) for offer or sale under the Match Group, Inc. Amended and Restated 2017 Stock and Annual Incentive Plan (as amended, the “2017 Plan”).

On June 21, 2024 (the “Effective Date”), the Registrant’s stockholders approved the Match Group, Inc. 2024 Stock and Annual Incentive Plan (the “2024 Plan”) at the Registrant’s Annual Meeting of Stockholders. The 2024 Plan replaced and succeeded the 2017 Plan and, in connection therewith, no further awards will be made under the 2017 Plan as of and following the Effective Date. Pursuant to the terms of the 2024 Plan, the aggregate number of shares of Common Stock available for issuance under the 2024 Plan is (i) 6,000,000 shares of Common Stock newly authorized for issuance under the 2024 Plan (the “Newly Authorized Shares”), plus (ii) the number of shares of Common Stock that remained available for issuance under the 2017 Plan as of the Effective Date, plus (iii) the number of shares of Common Stock underlying any outstanding equity award previously granted under the 2017 Plan that become available for issuance again under the terms of the 2017 Plan upon the termination, forfeiture, expiration or lapse of such award. As of the Effective Date, a total of 11,926,467 shares of Common Stock previously registered under the Prior Registration Statement remained available for issuance under the 2017 Plan pursuant to clause (ii) above and a total of 7,785,267 shares of Common Stock previously registered under the Prior Registration Statement were subject to outstanding equity awards previously granted under the 2017 Plan pursuant to clause (iii) above (the shares described in (ii) and (iii), the “2017 Plan’s Shares”).

Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to the Prior Registration Statement (the “Post-Effective Amendment”) pursuant to the Commission’s Compliance and Disclosure Interpretation Q&A 126.43 for Form S-8 to amend the Prior Registration Statement to cover the issuance of the 2017 Plan’s Shares under the 2024 Plan (as such shares are no longer issuable under the 2017 Plan as of the Effective Date). The Registrant incorporates the contents of the Prior Registration Statement herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein or the specific exhibits attached hereto.

For the avoidance of doubt, the Registrant is not registering any additional shares of Common Stock on this Post-Effective Amendment that were not previously registered on the Prior Registration Statement or that were not approved by the Registrant’s stockholders as of the Effective Date. Contemporaneously with the filing of this Post-Effective Amendment, the Registrant is filing a Registration Statement on Form S-8 to register the Newly Authorized Shares for offer or sale under the 2024 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Form S-8 instructions. The document containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 27, 2025;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 4, 2025 (Film No. 25589402) and February 4, 2025 (Film No. 25589101); and

(c)	The description of the Registrant’s common stock, par value $0.001 per share, which is contained in Exhibit 4.1 attached to the Registrant’s Registration Statement on Form 10-K (File No. 001-34148), filed on February 23, 2024.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

 Section 145 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s fourth amended and restated by-laws provide for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The Registrant’s amended certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty, misstatement, error or omission committed in their capacity as directors or officers of the registrant. Such policies of insurance also provide coverage to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number
4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s 8-A/A, filed on August 12, 2005 (File No. 000-20570))

4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s 8-K, filed on August 22, 2008 (File No. 000-20570))

4.3	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registrant’s 8-A/A, filed on July 1, 2020 (File No. 001-34148))

4.4	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Registrant’s 8-A/A, filed on July 1, 2020 (File No. 001-34148))

4.5	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.6 to the Registrant’s 8-A/A, filed on July 1, 2020 (File No. 001-34148))

4.6	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.7 to the Registrant’s 8-A/A, filed on July 1, 2020 (File No. 001-34148))

4.7	Fourth Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K, filed on December 12, 2023 (File No. 001-34148))

5.1*	Opinion of Davis Polk & Wardwell LLP (filed herewith)

23.1*	Consent of Ernst & Young LLP (filed herewith)

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature page hereof)

99.1	Match Group, Inc. Amended and Restated 2017 Stock and Annual Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on June 21, 2018 (File No. 001- 37636))

99.2

First Amendment to Match Group, Inc. Amended and Restated 2017 Stock and Annual Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K, filed on July 2, 2020 (File No. 001-34148))

99.3	Match Group, Inc. 2024 Stock and Annual Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 29, 2024 (File No. 001-34148))

* Filed herewith.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of February, 2025.

MATCH GROUP, INC.

By:	/s/ Sean Edgett
Name: Sean Edgett
Title: Chief Legal Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sean Edgett and Francisco Villamar, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Spencer Rascoff	Chief Executive Officer and Director (principal executive officer)	February 27, 2025
Spencer Rascoff

/s/ Gary Swidler	President and Chief Financial Officer (principal financial officer)	February 27, 2025
Gary Swidler

/s/ Philip D. Eigenmann	Chief Accounting Officer (principal accounting officer)	February 27, 2025
Philip D. Eigenmann

/s/ Thomas J. McInerney	Chairman of the Board	February 27, 2025
Thomas J. McInerney

/s/ Stephen Bailey	Director	February 27, 2025
Stephen Bailey

/s/ Alan G. Spoon	Director	February 27, 2025
Alan G. Spoon

/s/ Glenn H. Schiffman	Director	February 27, 2025
Glenn H. Schiffman

/s/ Ann L. McDaniel	Director	February 27, 2025
Ann L. McDaniel

/s/ Laura Rachel Jones	Director	February 27, 2025
Laura Rachel Jones

/s/ Melissa Brenner	Director	February 27, 2025
Melissa Brenner

/s/ Sharmistha Dubey	Director	February 27, 2025
Sharmistha Dubey

/s/ Pamela S. Seymon	Director	February 27, 2025
Pamela S. Seymon